Exhibit 10.16
ACKNOWLEDGMENT OF ASSIGNMENT OF DEPOSIT ACCOUNT

Principal	Loan Date	Maturity	Loan No	Call / Coll	Account	Officer	Initials
$3,517,572.00	03-23-2007	03-23-2008	3787	2200		242
References in the shaded area are for Lender’s use only and do not limit the applicability of this document to any particular loan or item. Any item above containing “***” has been omitted due to text length limitations.

Borrower:	Homeland Energy Solutions, LLC (TIN:	Lender:	Home Federal Savings Bank
	48-1200438)		Business Banking
	106 W Main, PO Box C		1016 Civic Center Dr NW Suite 300
	Riceville, IA 50466		Rochester, MN 55901
NOTICE TO ISSUING INSTITUTION

TO:	State Bank of Lawler	March 23, 2007
308 Grover St
Lawler, IA

RE: $614,000.00	Account Description:	CD Account Number 520655 with State Bank of Lawler with an approximate balance of

	Owners of Account:	Homeland Energy Solutions, LLC
	Approximate Amount:	$614,000.00
DEAR MADAM OR SIR:
We, Home Federal Savings Bank, have been given as collateral security an assignment of the above described deposit account, including interest thereon, increases thereto and renewals and extensions thereof, issued by your institution (“Account”). You are hereby notified of this assignment, including the provision that the Account is not to be paid to anyone other than to us until and unless you receive further notice from us. This assignment will remain in full force and effect until we notify you in writing to the contrary. Would you please acknowledge receipt of this notice by signing and returning the attached acknowledgment. This notice is dated March 23, 2007.

ACCOUNT OWNER AUTHORIZATION:
LENDER:

HOME FEDERAL SAVINGS BANK	HOMELAND ENERGY SOLUTIONS, LLC

X /s/ Bradley Krehbiel	By:	/s/ Stephen K. Eastman
Authorized Signer		Steve Eastman, President of Homeland Energy
Solutions, LLC

	By:	/s/ Bernard Retterath
Bernard Retterath, Treasurer of Homeland Energy
Solutions, LLC
ACKNOWLEDGMENT OF ASSIGNMENT
We acknowledge receipt on March 23, 2008 of your notice of assignment of the above-described Account.
The balance in the Account as of that date was $ 614,488.11. We have received no other notice of assignment or claim concerning the uncertificated Account, and we will mark our records to register the assignment of the Account in your favor. We agree to pay the proceeds of the Account to you upon your request and hereby waive all claims, defenses, and right of offset we may have or acquire with reference to the Account unless and until you shall notify us in writing that such assignment has been released.

State Bank of Lawler:

By:	/s/ Willis M. Hansen, Pres.

Authorized Signer

ACKNOWLEDGMENT OF ASSIGNMENT OF DEPOSIT ACCOUNT

Loan No: 3787	(Continued)	Page 2
RETURN TO:
Home Federal Savings Bank
Business Banking
1016 Civic Center Dr NW Suite 300
Rochester, MN 55901